Exhibit 99.1

Illumina Reports Financial Results for Third Quarter 2011

San Diego, Calif., October 25, 2011 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of 2011.

Third quarter 2011 results:

•	Revenue of $235.5 million, a 1% decrease compared to the $237.3 million in the third quarter of 2010.
•	GAAP net income for the quarter of $20.2 million, or $0.15 per diluted share, compared to net income of $35.4 million, or $0.24 per diluted share, for the third quarter of 2010.
•	Non-GAAP net income for the quarter of $29.7 million, or $0.22 per diluted share, compared to $40.7 million, or $0.30 per diluted share, for the third quarter of 2010.

Gross margin in the third quarter of 2011 was 66.7% compared to 66.2% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation and the amortization of acquired intangibles, non-GAAP gross margin was 68.9% for the third quarter of 2011 compared to 67.8% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2011 were $50.4 million compared to $44.8 million in the third quarter of 2010. R&D expenses included $8.6 million and $6.5 million of non-cash stock compensation expense in the third quarters of 2011 and 2010, respectively. Excluding these charges and contingent compensation expense, R&D expenses as a percentage of revenue were 17.4% compared to 15.7% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2011 were $66.0 million compared to $55.0 million for the third quarter of 2010. SG&A expenses included $13.8 million and $9.9 million of non-cash stock compensation expense in the third quarters of 2011 and 2010, respectively. SG&A expenses also included contingent compensation expense and amortization of acquired intangibles in the third quarter of 2011. Excluding these charges, SG&A expenses as a percentage of revenue were 22.2% compared to 19.0% in the prior year period.

The company generated $90.0 million in cash flow from operations during the third quarter of 2011 compared to $54.8 million in the prior year period. Depreciation and amortization expenses were $17.5 million and capital expenditures were $22.2 million during the third quarter of 2011. The company ended the third quarter of 2011 with $1.1 billion in cash and short-term investments compared to $894.3 million as of January 2, 2011.

Given the uncertainties associated with academic and government research funding and the global economic environment, the company is implementing a restructuring to better align the company’s organization and cost structure. As a result, the company expects to record a restructuring charge of approximately $15 to $17 million, the majority of which will be recorded during the fourth quarter of 2011.

Highlights since our last earnings release

•	Commenced commercial shipments of the MiSeq system and announced three innovative workflow solutions for the platform:
o	TruSeq Custom Amplicon kits for low-cost, rapid, scalable, multiplexed assay for sequencing
o	New Nextera DNA Sample Prep kits delivering sequencing’s fastest and easiest sample prep
o	BaseSpace, a secure and customizable cloud computing environment
•	Launched three new exome microarrays: the Infinium HumanExome, OmniExpressExome, and HumanOmni5Exome BeadChips for rapid, economical interrogation of human exomes.
•

Announced a collaboration with the University of Oxford to sequence the whole genomes of 500 individuals afflicted with a range of life-threatening diseases that pose major challenges to diagnosis, treatment, and care.

•	Announced a wide-ranging collaborative research agreement with UNTHSC to use Illumina’s next-generation sequencing technologies in forensics.
•	Launched the Infinium BovineLD BeadChip for genomic selection, parentage and traceability in dairy cows.
•	Repurchased $204.0 million of common stock under our previously announced 10b5-1 and discretionary share repurchase programs, which have been completed.

Financial outlook and guidance

As we indicated in our press release earlier this month, we believe that fourth quarter revenue will be higher than third quarter levels, as a result of the commercialization of the MiSeq platform. However, given the uncertainty surrounding budgets for government funding of research and development, the company is not providing further guidance at this time.

Quarterly conference call information

The conference call will begin at 5:00 am Pacific Time (8:00 am Eastern Time) on Tuesday, October 25, 2011. Interested parties may listen to the call by dialing 800-573-4842 (passcode: 87293748), or if outside North America, by dialing +1-617-224-4327 (passcode: 87293748). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 8:00am Pacific Time (11:00am Eastern Time) on October 25, 2011 through November 1, 2011 by dialing 888-286-8010 (passcode: 74207499), or if outside North America, by dialing +1-617-801-6888 (passcode: 74207499).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include substantial non-cash and other charges related to stock compensation expense, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, headquarter relocation expense, amortization expense related to acquired intangible assets, loss on the extinguishment of convertible debt, contingent compensation expense, and acquisition related gain or expense. Per share amounts also include the double dilution associated with the accounting treatment of the company’s 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these charges and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, and (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

# # #

Investors:

Kevin Williams, MD

Investor Relations

858-332-4989

kwilliams@illumina.com

or

Media:

Laura Trotter

Public Relations

858-882-6822

PR@illumina.com

Illumina, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	October 2, 2011	January 2, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$229,846	$248,947
Short-term investments	902,344	645,342
Accounts receivable, net	169,052	165,598
Inventory, net	139,265	142,211
Deferred tax assets, current portion	25,122	19,378
Prepaid expenses and other current assets	38,585	36,922

Total current assets	1,504,214	1,258,398
Property and equipment, net	135,393	129,874
Goodwill	321,853	278,206
Intangible assets, net	109,767	91,462
Deferred tax assets, long-term portion	19,356	39,497
Other assets	56,476	41,676

Total assets	$2,147,059	$1,839,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,249	$66,744
Accrued liabilities	211,171	156,164
Long-term debt, current portion	33,793	311,609

Total current liabilities	297,213	534,517
Long-term debt	765,077	—
Other long-term liabilities	42,897	28,531
Conversion option subject to cash settlement	6,332	78,390
Stockholders’ equity	1,035,540	1,197,675

Total liabilities and stockholders’ equity	$2,147,059	$1,839,113

Illumina, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Revenue:
Product revenue	$220,296	$224,668	$756,884	$596,885
Service and other revenue	15,203	12,641	48,580	44,558

Total revenue	235,499	237,309	805,464	641,443

Cost of Revenue:
Cost of product revenue (a)	68,764	72,248	238,719	184,814
Cost of service and other revenue (a)	6,585	5,621	19,178	15,705
Amortization of acquired intangible assets	3,035	2,295	9,055	5,510

Total cost of revenue	78,384	80,164	266,952	206,029

Gross profit	157,115	157,145	538,512	435,414

Operating Expenses:
Research and development (a)	50,399	44,804	151,400	132,146
Selling, general and administrative (a)	66,031	55,006	200,925	158,420
Acquisition related (gain) expense, net	(2,598)	—	2,442	1,861
Headquarter relocation expense	6,519	—	11,583	—

Total operating expenses	120,351	99,810	366,350	292,427

Income from operations	36,764	57,335	172,162	142,987
Other expense, net	(8,973)	(2,625)	(59,339)	(8,391)

Income before income taxes	27,791	54,710	112,823	134,596
Provision for income taxes	7,640	19,263	37,915	48,145

Net income	$20,151	$35,447	$74,908	$86,451

Net income per basic share	$0.17	$0.28	$0.60	$0.70

Net income per diluted share	$0.15	$0.24	$0.52	$0.61

Shares used in calculating basic net income per share	122,079	124,684	124,017	122,816

Shares used in calculating diluted net income per share	135,966	145,205	143,620	140,854

(a)	Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Cost of product revenue	$1,955	$1,359	$5,267	$3,869
Cost of service and other revenue	194	$137	536	$394
Research and development	8,621	$6,521	24,810	$18,451
Selling, general and administrative	13,801	$9,943	39,663	$29,090

Stock-based compensation expense before taxes	$24,571	$17,960	$70,276	$51,804

Illumina, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Net cash provided by operating activities	$90,042	$54,828	$249,840	$191,092
Net cash provided by (used in) investing activities	67,101	(93,872)	(358,039)	(214,996)
Net cash (used in) provided by financing activities	(187,830)	12,408	89,168	89,930
Effect of exchange rate changes on cash and cash equivalents	(551)	216	(70)	108

Net (decrease) increase in cash and cash equivalents	(31,238)	(26,420)	(19,101)	66,134
Cash and cash equivalents, beginning of period	261,084	237,187	248,947	144,633

Cash and cash equivalents, end of period	$229,846	$210,767	$229,846	$210,767

Calculation of free cash flow (a):
Net cash provided by operating activities	$90,042	$54,828	$249,840	$191,092
Purchases of property and equipment	(22,183)	(13,111)	(50,686)	(37,434)

Free cash flow	$67,859	$41,717	$199,154	$153,658

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.

Results of Operations - Non-GAAP

(In thousands, except per share amounts)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Nine Months Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
GAAP net income per share - diluted	$0.15	$0.24	$0.52	$0.61
Pro forma impact of weighted average shares (a)	—	0.01	0.02	0.03
Adjustments to net income:
Non-cash interest expense (b)	0.07	0.04	0.17	0.12
Headquarter relocation expense (c)	0.05	—	0.08	—
Amortization of acquired intangible assets	0.02	0.02	0.07	0.04
Loss on extinguishment of debt	0.01	—	0.27	—
Contingent compensation expense (d)	0.00	0.01	0.04	0.03
Acquisition related (gain) expense, net (e)	(0.02)	—	0.02	(0.01)
Incremental non-GAAP tax expense (f)	(0.06)	(0.02)	(0.24)	(0.06)

Non-GAAP net income per share - diluted (g)	$0.22	$0.30	$0.95	$0.76

Shares used in calculating non-GAAP diluted net income per share	134,674	135,913	138,735	132,473

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$20,151	$35,447	$74,908	$86,451
Non-cash interest expense (b)	9,200	5,258	23,953	15,468
Headquarter relocation expense (c)	6,519	—	11,583	—
Amortization of acquired intangible assets	3,188	2,295	9,501	5,510
Loss on extinguishment of debt	755	—	37,611	—
Contingent compensation expense (d)	496	919	5,326	2,757
Acquisition related (gain) expense, net (e)	(2,598)	—	2,442	(1,053)
Incremental non-GAAP tax expense (f)	(7,983)	(3,179)	(32,839)	(7,798)

Non-GAAP net income (g)	$29,728	$40,740	$132,485	$101,335

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	135,966	145,205	143,620	140,854
Weighted average dilutive potential common shares issuable from redeemable convertible senior notes (a)	(1,292)	(9,292)	(4,885)	(8,381)

Weighted average shares used in calculation of Non-GAAP diluted net income per share	134,674	135,913	138,735	132,473

(a)	Pro forma impact of weighted average shares represents the impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.
(b)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c)	Headquarter relocation expense in Q3 2011 and the first three quarters of 2011 represents accelerated depreciation expense and double rent expense during the transition to our new headquarter facility. During the remainder of 2011, we expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.
(d)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(e)	Acquisition related (gain) expense, net includes the following current year and prior year adjustments related to acquisitions:

2011 adjustments:	2010 adjustments:

• IPR&D charge of $5.4 million recorded in Q2 2011 related to milestone payments for a prior acquisition	• IPR&D charge of $1.3 million recorded in Q2 2010 related to milestone payments for a prior acquisition

• Changes in fair value of contingent consideration in the respective quarters:	• Acquisition expenses of $0.5 million recorded in Q2 2010

Q3 - gain of $2.6 million Q2 - gain of $0.7 million Q1 - loss of $0.3 million

•      Gain on acquisition of $2.9 million recorded in Q2 2010 for the difference between the carrying value of a cost method investment prior to acquisition and the fair value of that investment at the time of acquisition

(f)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.
(g)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.

Results of Operations - Non-GAAP (continued)

(Dollars in thousands)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Nine Months Ended
	October 2, 2011		October 3, 2010		October 2, 2011		October 3, 2010
GAAP gross profit	$157,115	66.7%	$157,145	66.2%	$538,512	66.9%	$435,414	67.9%
Stock-based compensation expense	2,149	0.9%	1,496	0.6%	5,803	0.7%	4,263	0.7%
Amortization of acquired intangible assets	3,035	1.3%	2,295	1.0%	9,055	1.1%	5,510	0.9%

Non-GAAP gross profit	$162,299	68.9%	$160,936	67.8%	$553,370	68.7%	$445,187	69.4%

Research and development expense	$50,399	21.4%	$44,804	18.9%	$151,400	18.8%	$132,146	20.6%
Stock-based compensation expense	(8,621)	(3.7%)	(6,521)	(2.7%)	(24,810)	(3.1%)	(18,451)	(2.9%)
Contingent compensation expense (a)	(775)	(0.3%)	(919)	(0.4%)	(4,067)	(0.5%)	(2,757)	(0.4%)

Non-GAAP research and development expense	$41,003	17.4%	$37,364	15.7%	$122,523	15.2%	$110,938	17.3%

Selling, general and administrative expense	$66,031	28.0%	$55,006	23.2%	$200,925	24.9%	$158,420	24.7%
Stock-based compensation expense	(13,801)	(5.9%)	(9,943)	(4.2%)	(39,663)	(4.9%)	(29,090)	(4.5%)
Contingent compensation gain (expense) (a)	279	0.1%	—	—	(1,259)	(0.2%)	—	—
Amortization of acquired intangible assets	(152)	(0.1%)	—	—	(446)	(0.1%)	—	—

Non-GAAP selling, general and administrative expense	$52,357	22.2%	$45,063	19.0%	$159,557	19.8%	$129,330	20.2%

GAAP operating profit	$36,764	15.6%	$57,335	24.2%	$172,162	21.4%	$142,987	22.3%
Stock-based compensation expense	24,571	10.4%	17,960	7.6%	70,276	8.7%	51,804	8.1%
Headquarter relocation expense (b)	6,519	2.8%	—	—	11,583	1.4%	—	—
Amortization of acquired intangible assets	3,187	1.4%	2,295	1.0%	9,501	1.2%	5,510	0.9%
Contingent compensation expense (a)	496	0.2%	919	0.4%	5,326	0.7%	2,757	0.4%
Acquisition related (gain) expense, net (c)	(2,598)	(1.1%)	—	0.0%	2,442	0.3%	1,861	0.3%

Non-GAAP operating profit (d)	$68,939	29.3%	$78,509	33.1%	$271,290	33.7%	$204,919	31.9%

GAAP other expense, net	$(8,973)	(3.8%)	$(2,625)	(1.1%)	$(59,339)	(7.4%)	$(8,391)	(1.3%)
Loss on extinguishment of debt	755	0.3%	—	—	37,611	4.7%	—	—
Acquisition related gain (c)	—	—	—	—	—	—	(2,914)	(0.5%)
Non-cash interest expense (e)	9,200	3.9%	5,258	2.2%	23,953	3.0%	15,468	2.4%

Non-GAAP other income, net (d)	$982	0.4%	$2,633	1.1%	$2,225	0.3%	$4,163	0.6%

(a)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(b)	Headquarter relocation expense in Q3 2011 and the first three quarters of 2011 represents accelerated depreciation expense and double rent expense during the transition to our new headquarter facility. During the remainder of 2011, we expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as a cease-use loss upon vacating our current headquarters, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.
(c)	Acquisition related (gain) expense, net includes the following current year and prior year adjustments related to acquisitions:

2011 adjustments:	2010 adjustments:

• IPR&D charge of $5.4 million recorded in Q2 2011 related to milestone payments for a prior acquisition	• IPR&D charge of $1.3 million recorded in Q2 2010 related to milestone payments for a prior acquisition

• Changes in fair value of contingent consideration in the respective quarters:	• Acquisition expenses of $0.5 million recorded in Q2 2010

Q3 - gain of $2.6 million Q2 - gain of $0.7 million Q1 - loss of $0.3 million

•      Gain on acquisition of $2.9 million recorded in Q2 2010 for the difference between the carrying value of a cost method investment prior to acquisition and the fair value of that investment at the time of acquisition

(d)	Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.
(e)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.